UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement

On October 29, 2021, Icicle Acquisition Holding B.V (“Holdings”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with, Ichor Systems, Inc. (“Ichor Systems”) and Ichor Holdings, LLC (“Ichor Holdings”, and together with Ichor Systems, as “Borrowers”), Bank of America, N.A., as administrative agent, and the financial institutions party thereto, as lenders, which replaced in its entirety the existing credit agreement dated as of February 14, 2018. The Credit Agreement governs the credit facilities, which include a $150 million term loan and a revolving credit facility allowing for borrowings up to $250 million. The Credit Agreement lowers the Borrowers’ overall borrowing rate by (i) decreasing the applicable rate, (ii) decreasing the revolving facility commitment fee, and (iii) removing the 1.00% Eurodollar Rate floor that was associated with the term loan. Under the new credit agreement, the Eurodollar Rate, which was equal to LIBOR, is replaced with the Bloomberg Short-Term Bank Yield Index. Additionally, the maturity date is extended to October 2026, and the maximum permitted leverage ratio is increased to 3.5x from 3.0x. Quarterly term loan payments of $1.9 million commence on March 31, 2022.

The foregoing description of the material terms of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Credit Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10‑K for the year ending December 31, 2021.

Item 2.02 Results of Operations and Financial Condition

On November 2, 2021, Ichor Holdings, Ltd. (the “Company”) issued a press release announcing third quarter 2021 financial results. A copy of the press release is furnished with this Form 8‑K as Exhibit 99.1. The Company is furnishing this information in connection with its previously announced webcast conference call to be held on November 2, 2021 at 1:30 p.m. PT to discuss these results.

The Company makes reference to certain non‑GAAP financial measures, including non‑GAAP gross profit, non-GAAP operating income, non-GAAP net income, non‑GAAP diluted EPS, and free cash flow. The press release contains a reconciliation of each non‑GAAP measure to the directly comparable GAAP measure.

The information contained under Item 2.02 of this Current Report on Form 8‑K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Company uses the “Investors” section of its website (ir.ichorsystems.com) as a means of disclosing material non‑public information and for complying with its disclosure obligations under Regulation FD.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 2, 2021, announcing third quarter 2021 financial results.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: November 2, 2021	/s/ Larry J. Sparks
Name: Larry J. Sparks
Title: Chief Financial Officer